SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On September 13, 2005, Daniel Somers notified the Board of Directors that he was resigning as a member of the Company’s Board of Directors, effective immediately. Mr. Somers served as the Company’s lead director, Audit Committee Chairman and was a financial expert. Mr. Somers made this decision because he believes that his other commitments prevent him for dedicating the appropriate amount of time to his responsibilities as a director of the Company going forward.

As a result of Mr. Somers’ resignation, Paul R. Gudonis will return to his role of the Company’s Audit Committee Chairman and financial expert of the Board of Directors. In addition, Brian E. Boyle will assume the role of lead director of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Karen A. Walker
Karen A. Walker
Chief Financial Officer